Exhibit 99.3

NOTICE OF GUARANTEED DELIVERY

HR MERGER SUB INC.,

a direct wholly owned subsidiary of

HERC HOLDINGS INC.

to Exchange Each Outstanding Share of Common Stock

of

H&E EQUIPMENT SERVICES, INC.

for

$78.75 in cash and 0.1287 shares of Herc Holdings Inc. common stock per H&E share

(upon the terms and subject to the conditions described in the prospectus/offer to exchange and the letter of transmittal)

The Depository and Paying Agent for the Offer is:

By First Class Mail:	All trackable mail, including Overnight Delivery:
Computershare Trust Company, N.A. c/o Voluntary Corporate Actions PO Box 43011, COY: HEES Providence, RI 02940	Computershare Trust Company, N.A. c/o Voluntary Corporate Actions 150 Royall Street, Suite 101, COY: HEES Canton, MA 02021

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY TO THE DEPOSITORY AND PAYING AGENT

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE ONE MINUTE AFTER 11:59 P.M.,

EASTERN TIME, ON APRIL 15, 2025, UNLESS THE OFFER IS EXTENDED.

This Notice of Guaranteed Delivery, or one substantially in the form hereof, must be used to accept the Offer (as defined below) if (i) certificates representing shares of common stock, par value $0.01 per share (the “H&E shares”), of H&E Equipment Services, Inc., a Delaware corporation (“H&E”) are not immediately available, (ii) the procedure for book-entry transfer cannot be completed prior to one minute after 11:59 p.m., Eastern time, on April 15, 2025 (the “Expiration Date,” unless extended pursuant to and in accordance with the terms of the Merger Agreement, in which event “Expiration Date” will mean the latest time and date at which the Offer, as so extended, will expire) or (iii) time will not permit all required documents to reach Computershare Trust Company, N.A. (the “Depository and Paying Agent”) prior to the Expiration Date. This Notice of Guaranteed Delivery may be delivered by overnight courier or mailed to the Depository. See “The Offer – Procedure for Tendering” of the Prospectus/Offer to Exchange (as defined below).

THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN ELIGIBLE INSTITUTION (AS DEFINED IN “THE OFFER – PROCEDURE FOR TENDERING” OF THE PROSPECTUS/OFFER TO EXCHANGE) UNDER THE INSTRUCTION THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE APPROPRIATE LETTER OF TRANSMITTAL.

The Eligible Institution that completes this Notice of Guaranteed Delivery must communicate the guarantee to the Depository and must deliver the Letter of Transmittal (as defined below) or an Agent’s Message (as defined in “The Offer – Procedure for Tendering” of the Prospectus/Offer to Exchange) and certificates for H&E shares (or Book-Entry Confirmation, as defined in “The Offer – Procedure for Tendering” of the Prospectus/Offer to Exchange) to the Depository and Paying Agent within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

Ladies and Gentlemen:

The undersigned hereby tenders to HR Merger Sub Inc., a Delaware corporation and a wholly owned subsidiary of Herc Holdings Inc., a Delaware corporation, upon the terms and subject to the conditions set forth in the prospectus/offer to exchange dated March 19, 2025 (as it may be amended or supplemented from time to time) (the “Prospectus/Offer to Exchange”) and the related letter of transmittal (the “Letter of Transmittal”), which, together with any amendments or supplements thereto, collectively constitute the “Offer,” receipt of which is hereby acknowledged, the number of H&E shares specified below, pursuant to the guaranteed delivery procedure set forth in “The Offer – Procedure for Tendering – Guaranteed Delivery” of the Prospectus/Offer to Exchange.

Number of H&E shares and Certificate No(s) (if available)

☐ Check here if H&E shares will be tendered by book-entry transfer.

Name of Tendering Institution:

DTC Account Number:

Dated:

Name(s) of Record Holder(s):

(Please type or print)

Address(es):

(Zip Code)
Area Code and Tel. No.

(Daytime telephone number)

Signature(s):

Notice of Guaranteed Delivery

GUARANTEE

(Not to be used for signature guarantee)

The undersigned, an Eligible Institution, hereby guarantees delivery to the Depository, at one of its addresses set forth above, of certificates representing the H&E shares tendered hereby, in proper form for transfer, or a Book-Entry Confirmation of the H&E shares tendered hereby into the Depository’s account at The Depository Trust Company (pursuant to the procedures set forth in “The Offer – Procedure for Tendering” of the Prospectus/Offer to Exchange), in each case together with a properly completed and duly executed Letter of Transmittal, together with any required signature guarantees, or, in the case of book-entry transfers of H&E shares, either such Letter of Transmittal or an Agent’s Message in lieu of such Letter of Transmittal, and any other documents required by the Letter of Transmittal, within one NASDAQ Global Select Stock Market trading day after the date of execution of this Notice of Guaranteed Delivery.

Name of Firm:

Address:

(Zip Code)
Area Code and Telephone No.

(Authorized Signature)

Name:

(Please type or print)
Title:

Date:

NOTE:

DO NOT SEND CERTIFICATES REPRESENTING TENDERED H&E SHARES WITH THIS NOTICE. CERTIFICATES REPRESENTING TENDERED H&E SHARES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.